Exhibit 11



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of The Nottingham Investment Trust II and Shareholders of the WST Growth & Income Fund:


We consent to the incorporation by reference in Post-Effective Amendment No. 36 to Registration Statement (No. 33-37458) of the WST Growth & Income Fund of our report dated April 24, 1998, appearing in the Prospectus, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.




/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 10, 1999